UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2014

UROPLASTY, INC.
(Exact name of registrant as specified in charter)

Minnesota	001-32632	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Feltl Road
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

952-426-6140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Uroplasty, Inc. (the Company) held its annual meeting of shareholders on August 19, 2014.  At the meeting, each of Robert C. Kill and Sven A. Wehrwein were elected as class II directors to serve until the annual shareholder meeting in 2017 or until their successors are elected and qualify.  Kevin H. Roche was elected as a class I director to serve until the annual shareholder meeting in 2015 or until his successor is elected and qualify.

The Company’s shareholders approved the establishment of the number of directors of the board of directors at six.

The Company’s shareholders ratified the appointment of Grant Thornton LLP as Uroplasty’s independent registered public accounting firm for the year ending March 31, 2015.

The Company’s shareholders did not approve, by non-binding advisory vote, the Company’s compensation of its named executive officers as disclosed in the proxy statement for the 2014 annual meeting.

As of the June 23, 2014 record date for the meeting, there were 22,034,623 shares of common stock issued and outstanding and 19,894,376 shares, or 90.28%, were represented at the annual meeting. The voting results were as follows:

1.            Election of Directors

	For	Against	Abstain	Broker Non-Votes
Robert C. Kill	10,255,090	2,768,468	6,481	6,864,337
Kevin H. Roche	12,739,639	287,905	2,495	6,864,337
Sven A. Wehrwein	8,599,673	4,429,857	509	6,864,337

2.            Establish the number of directors on the Board of Directors at six

For	Against	Abstain	Broker Non-Votes
19,632,591	107,314	154,471	-

3.            Approve the compensation to the Company’s named executive officers (non-binding)

For	Against	Abstain	Broker Non-Votes
6,135,111	6,787,628	107,300	6,864,337

4.            Ratification of Auditors

For	Against	Abstain
19,708,938	-	185,438

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 22, 2014

UROPLASTY, INC.
By:	/s/ Brett Reynolds
Brett Reynolds
Senior Vice President and Chief Financial Officer